ADMINISTRATION AGREEMENT

                            Between CONSECO FUND GROUP

                                       and

                              CONSECO SERVICES, LLC


         THIS  ADMINISTRATION  AGREEMENT is entered into as of this        day
   of January, 1997, by and between Conseco Fund Group (the Trust ), a Massachusetts business trust having its principal office and place of business at 11825 N. Pennsylvania St., Carmel, Indiana, and Conseco Services LLC (the Servicer ), an Indiana limited liability company having its principal office and place of business at 11815 N. Pennsylvania St., Carmel, Indiana.


                                   WITNESSETH:

         WHEREAS, the Trust is authorized to issue shares of beneficial interest ( Shares ) in separate series, with each series representing interests in a separate portfolio of securities and other assets (the
    Funds ); and

         WHEREAS, the Trust, on behalf of the Funds, desires the Servicer to provide administrative services, and the Servicer desires to provide said services directly or through other entities;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, conditions and agreements contained herein, and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound hereby, mutually agree as follows:

   1.    Terms of Appointment: Duties of the Servicer

   1.1 Subject to the terms and conditions set forth in this Agreement, the Trust, on behalf of the Funds, hereby engages the Servicer to provide, and the Servicer agrees to provide, administrative services to the Trust, to its Funds and to the shareholders of each of the respective Funds of the Trust ( Shareholders ) as set out hereunder and in the currently effective prospectus and statement of additional information ( Prospectus ) of the Trust on behalf of the applicable Fund.

   1.2   The Servicer agrees that it will perform the following services:

         (a)   The Servicer shall provide administrative services on behalf of the Funds which may be agreed upon in writing between the Trust and  the  Servicer  and  will  include  (i)  administering  the corporate  affairs  of  the  Funds,  including  supervising the preparation and filing of all documents required for compliance by  the  Funds  with  applicable  laws  and  regulations,  (ii)





               furnishing the Funds with such office space, equipment, and personnel as is needed in connection with their operation,
               (iii) furnishing clerical and bookkeeping services as are needed by the Funds in connection with their operation, (iv) supervising the maintenance of books and records, (v) assisting in the preparation of annual and other reports to shareholders of the Funds, the Securities and Exchange Commission, and any appropriate governmental body, (vi) fund accounting, (vii) reviewing and filing any federal, state and local income tax returns pertaining to the Funds as requested by the Trust,
               (viii) preparing for meetings of the Trust s Board of Trustees and shareholders, (ix) permitting its officers and employees to serve without compensation as Trustees or officers of the Trust if elected to such positions, (x) overseeing the determination and publication of the Funds net asset value in accordance with the Funds policies as adopted from time to time by the Trustees, and (xi) in general, supervising the performance of t h e administrative functions necessary to the Funds in connection with their operation, subject to the ultimate supervision and direction of the Trustees.

         (b)   The  administrative  services  provided  hereunder will exclude
               (i) portfolio custodial services provided by the Trust s custodian bank, (ii) transfer agency services provided by the Trust s transfer agent, (iii) distribution services provided by the distributor of the Trust s Shares, Conseco Equity Sales, Inc., and (iv) any administrative services provided by the Trust s investment adviser pursuant to its investment advisory agreements with the Trust.

   2.    Fees and Expenses

   2.1 For the performance by the Servicer pursuant to this Agreement, the Trust agrees on behalf of the Funds to pay the Servicer annual fees as set out below:

         (a) From each Fund, a fee of .20% per annum of its Class A shares average daily net assets.

         (b) From each Fund, a fee of .20% per annum of its Class Y shares average daily net assets.

         The fees and the extraordinary expenses identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Trust and the Servicer.

   2.2 In addition to the fees paid under Section 2.1 above, the Trust agrees on behalf of the Funds to reimburse the Servicer for any extraordinary expenses incurred by the Servicer at the request of the Trust and upon the prior consent of the Trustees.

   2.3   The  Trust  agrees  on  behalf  of  the  Funds  to  pay  all fees and

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         reimbursable  expenses  promptly.    The Servicer will bill the Trust
         monthly in arrears.
   3.     Representations and Warranties of the Servicer and the Trust

   3.1   The Servicer represents and warrants to the Trust that:

         (a) It is a limited liability company duly organized and existing, in good standing, under the laws of the State of Indiana.

         (b) It is duly qualified to carry on its business in the State of Indiana.

         (c) It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

         (d) A l l requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

         (e) It has and will continue to have access to the necessary facilities equipment and personnel to perform its duties and obligations under this Agreement.

   3.2   The Trust represents and warrants to the Servicer that:

         (a) It is a business trust duly organized and existing, in good standing, under the laws of the Commonwealth of Massachusetts.

         (b) It is empowered under applicable laws and by its Agreement and Declaration of Trust and By-Laws to enter into and perform this Agreement.

         (c) All corporate proceedings required by said Agreement and Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

         (d) It is an open-end diversified investment management company registered under the Investment Company Act of 1940, as amended (the 1940 Act ).

         (e) A registration statement under the Securities Act of 1933, as amended, and the 1940 Act, on behalf of the Funds is currently effective and will remain effective, and appropriate securities filings have been made and will continue to be made with respect to all Shares of the Funds being offered for sale.

   4.    Confidentiality

         Subject to the duty of the Trust or the Servicer to comply with applicable law, each party hereto shall treat as confidential all information with respect to the other party received pursuant to this Agreement.


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   5.    Indemnification

         The Servicer and its shareholders, officers, directors or employees shall not be responsible for, and the Trust shall on behalf of the applicable Fund indemnify and hold the Servicer harmless from, any and all losses, expenses and liability arising out of the Servicer s activities hereunder, except for willful misconduct, bad faith or negligence of the Servicer or that of its employees or the reckless disregard by the Servicer of its obligations and duties hereunder. Nothing herein shall in any way constitute a waiver or limitation of any rights which may exist under any federal securities laws.

   6.    Standard of Care

         The Servicer shall at all times act in good faith and use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement. The Servicer assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees or subcontractors.

   7.    Covenants of the Servicer

         The Servicer shall keep records relating to the services to be performed hereunder in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act and the Rules thereunder, the Servicer agrees that all said records prepared or maintained by the Servicer relating to the services to be performed hereunder are the property of the Trust, and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

   8.    Additional Funds

         In the event that the Trust establishes one or more series of Shares in addition to the existing Funds with respect to which it desires to have the Servicer render administrative services under the terms hereof, it shall so notify the Servicer in writing. If the Servicer agrees in writing to provide said services, such series of Shares shall become a Fund hereunder.

   9.    Amendment

         This Agreement may be amended or modified by a written Agreement executed by both parties and authorized or approved by a resolution of the Trustees of the Trust.






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   10.   Assignment

   10.1 Except as provided in Section 10.3 below, neither this agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

   10.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

   10.3 The Servicer may, without further consent on the part of the Trust, subcontract for the performance hereof with an affiliate or a non-affiliate of the Servicer, provided, however, that the Servicer shall be fully responsible to the Trust for the acts and omissions of any subcontractor as it is for its own acts and omissions. The Servicer s h all compensate any subcontractor retained pursuant to this Agreement out of the fees it receives from the Funds pursuant to
         Section 2.1 above.

   11.   Term of Agreement

         This Agreement shall become effective on the date hereof and shall continue in effect for two years from such date unless sooner terminated as hereinafter provided, and shall continue in effect from year to year thereafter so long as such continuation is approved at least annually by (i) the Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund(s) and (ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, with such vote being cast in person at a meeting called for the purpose of voting on such approval.

   12.   Termination

         This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other.

   13.   Applicable Law

         This   Agreement  shall  be  construed  and  the  provisions  thereof interpreted under and in accordance with the laws of the State of Indiana.

   14.   Force Majeure

         In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure, or other causes reasonably beyond its control, such party shall not be liable for damages to the other resulting from such failure to perform or otherwise from such causes.




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   15.   Consequential Damages

         Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

   16.   Merger of Agreement

         This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

   17.   Limitations of Liability of the Trustees and Shareholders

         A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, and not individually, and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Trust.

   18.   Counterparts

         This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers on the day and year first above written.


                                           CONSECO FUND GROUP

   ATTEST:

                                           By:

                                                 [title]



                                           CONSECO SERVICES, LLC

   ATTEST:
                                           By:

                                                 [title]



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